EXHIBIT 99

MBT Financial Corp. Announces Third Quarter 2017

Earnings and Quarterly Dividend

MONROE, Mich., October 26, 2017 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a preliminary net profit of $3,933,000 ($0.17 per share, basic and diluted), in the third quarter of 2017, compared to a profit of $3,687,000 ($0.16 per share, basic and diluted), in the third quarter of 2016. The profit for the nine months ended September 30, 2017 is $10,753,000, compared to $10,923,000 for the first nine months of 2016. When adjusting for non-recurring items such as negative loan loss provisions, gains and losses on Other Real Estate transactions, securities gains, and an adjustment to the wealth management fee income accrual, the adjusted operating income is $14,368,000 for the first three quarters of 2017, compared to $12,330,000 for the first three quarters of 2016 for an increase of 16.5%.

The Company also announced that it will pay a quarterly dividend of $0.06 on November 16, 2017 to shareholders of record as of November 9, 2017. This is an increase of $0.02, or 50% compared to the dividend paid in the same quarter last year.

The Net Interest Income for the third quarter of 2017 increased $716,000, or 7.5% as the net interest margin improved from 3.11% in the third quarter of 2016 to 3.38% in the third quarter of 2017 due to higher interest rates and growth in the loan portfolio.

The provision for loan losses was $0 for the third quarter of 2017, an increase of $700,000 compared to last year’s third quarter, when we recorded a negative expense of $700,000. Asset quality and historical loss ratios improved, but the growth in the loan portfolio offset the need for another negative provision expense. Total Loans increased $10.2 million, or 1.5% during the third quarter, which is an annualized growth rate of 6.0%. The Allowance for Loan and Lease Losses was reduced from $8.1 million, or 1.19% of loans at the end of the second quarter to a still relatively robust $8.0 million, or 1.15% as of the end of the third quarter.

Non-interest income was little changed from the third quarter of 2016 to the third quarter of 2017, decreasing $4,000, or 0.1%. Non-interest expense decreased $24,000, or 0.3%, as a $201,000 decrease in salaries and benefits was offset by increases in marketing expense and professional fees.

Total assets of the company decreased $9.9 million, or 0.7%, compared to December 31, 2016, to $1.35 billion. Capital decreased $5.1 million during the first three quarters of the year as the payment of the special and regular dividends exceeded the net income. The Accumulated Other Comprehensive Loss (AOCL) component of capital improved $3.0 million as the market value of Available for Sale investment securities improved. The ratio of equity to assets decreased from 10.40% at the end of 2016 to 10.09% at the end of the third quarter of 2017. The Bank’s Tier 1 Leverage ratio decreased from 10.75% as of December 31, 2016 to 10.12 % as of September 30, 2017.

H. Douglas Chaffin, President and CEO, commented, “We continue to see solid loan growth, and the improvement in net interest margin combined with well-controlled non-interest expenses contributed to improved core earnings year to date. We plan to continue our focus on each of these items for the rest of 2017, and our new business pipeline remains strong. Notably, we also expect credit quality to remain strong, as we see nothing that might inhibit our strong quality metrics in the near term. Our focus on managing our capital has also allowed us to bring more value to our shareholders, through the increased dividends we announced today. We will continue to keep our eyes open for the right opportunities to grow through strategic acquisitions, while remaining disciplined in that regard.  We remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the Third Quarter 2017 results on Friday, October 27, 2017, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 510-3783. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 902-4136. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10113109. The replay will be available until November 27, 2017 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company:

MBT Financial Corp. (NASDAQ: MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (“MBT”). Founded in 1858, MBT is one of the largest independently owned community banks in Southeast Michigan.  With over $1.3 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach.  MBT employee volunteers contribute between 8,000 to 9,000 hours of community service annually. MBT’s Commercial Lending Group is a top SBA lending partner. MBT’s Wealth Management Group (“WMG”) is one of the largest and most respected in Michigan, ranking fourth among all Michigan banks for total trust assets. With offices and ATMs in Monroe, and Wayne Counties, convenient mobile and online banking, a robust online and social media presence and a comprehensive array of products and services, MBT prides itself in offering World Class Banking with a Local Address. Visit MBT’s website at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2017	2017	2017	2016	2016
(dollars in thousands except per share data)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2017	2016

EARNINGS
Net interest income	$10,231	$9,864	$9,595	$9,574	$9,515	$29,690	$28,049
FTE Net interest income	$10,394	$10,017	$9,749	$9,731	$9,671	$30,160	$28,502
Provision for loan and lease losses	$-	$-	$(200)	$(1,000)	$(700)	$(200)	$(1,200)
Non interest income	$4,035	$4,370	$3,820	$3,805	$4,039	$12,225	$13,708
Non interest expense	$8,950	$9,008	$9,062	$9,269	$8,974	$27,020	$27,329
Net income	$3,933	$3,640	$3,180	$3,578	$3,687	$10,753	$10,923
Basic earnings per share	$0.17	$0.16	$0.14	$0.16	$0.16	$0.47	$0.48
Diluted earnings per share	$0.17	$0.16	$0.14	$0.16	$0.16	$0.47	$0.48
Average shares outstanding	22,871,451	22,865,529	22,821,273	22,738,718	22,733,134	$22,852,935	$22,823,682
Average diluted shares outstanding	23,040,960	23,006,766	22,961,425	22,905,786	22,915,278	$23,034,533	$22,988,364

PERFORMANCE RATIOS
Return on average assets	1.18%	1.11%	0.97%	1.07%	1.10%	1.09%	1.10%
Return on average common equity	11.54%	11.14%	9.83%	9.57%	9.98%	10.85%	10.15%

Base Margin	3.30%	3.25%	3.16%	3.07%	3.07%	3.24%	3.05%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.03%	0.01%	0.00%	0.02%	-0.01%	0.01%	0.01%
FTE Net Interest Margin	3.38%	3.31%	3.21%	3.14%	3.11%	3.30%	3.11%

Efficiency ratio	62.52%	64.14%	66.43%	68.18%	65.59%	64.33%	67.71%
Full-time equivalent employees	295	287	287	277	281	290	286

CAPITAL
Average equity to average assets	10.21%	9.95%	9.87%	11.21%	11.05%	10.01%	10.84%
Book value per share	$5.94	$5.87	$5.67	$6.20	$6.49	$5.94	$6.49
Cash dividend per share	$0.06	$0.05	$0.75	$0.04	$0.04	$0.86	$0.60

ASSET QUALITY
Loan Charge-Offs	$306	$396	$112	$522	$114	$814	$941
Loan Recoveries	$179	$199	$188	$575	$316	$566	$650
Net Charge-Offs	$127	$197	$(76)	$(53)	$(202)	$248	$291

Allowance for loan and lease losses	$8,010	$8,137	$8,334	$8,458	$9,405	$8,010	$9,405

Nonaccrual Loans	$3,050	$4,143	$5,001	$4,656	$6,545	$3,050	$6,545
Loans 90 days past due	$5	$3	$9	$10	$32	$5	$32
Restructured loans	$9,859	$10,103	$10,318	$14,161	$15,923	$9,859	$15,923
Total non performing loans	$12,914	$14,249	$15,328	$18,827	$22,500	$12,914	$22,500
Other real estate owned & other assets	$1,686	$1,542	$1,400	$1,634	$1,696	$1,686	$1,696
Total non performing assets	$14,600	$15,791	$16,728	$20,461	$24,196	$14,600	$24,196

Classified Loans	$9,206	$10,599	$14,030	$14,971	$20,151	$9,206	$20,151
Other real estate owned & other assets	$1,686	$1,542	$1,400	$1,634	$1,696	$1,686	$1,696
Total classified assets	$10,892	$12,141	$15,430	$16,605	$21,847	$10,892	$21,847

Net loan charge-offs to average loans	0.07%	0.12%	-0.05%	-0.03%	-0.12%	0.05%	0.06%
Allowance for loan losses to total loans	1.15%	1.19%	1.26%	1.30%	1.43%	1.15%	1.43%
Non performing loans to gross loans	1.86%	2.08%	2.31%	2.88%	3.43%	1.86%	3.43%
Non performing assets to total assets	1.08%	1.19%	1.24%	1.51%	1.80%	1.08%	1.80%
Classified assets to total capital	7.59%	8.63%	11.16%	10.95%	14.61%	7.59%	14.61%
Allowance to non performing loans	62.03%	57.11%	54.37%	44.92%	41.80%	62.03%	41.80%

END OF PERIOD BALANCES
Loans and leases	$693,866	$683,648	$663,449	$652,948	$656,445	$693,866	$656,445
Total earning assets	$1,220,844	$1,201,903	$1,232,350	$1,239,439	$1,232,863	$1,220,844	$1,232,863
Total assets	$1,347,352	$1,326,392	$1,346,554	$1,357,283	$1,343,026	$1,347,352	$1,343,026
Deposits	$1,195,335	$1,177,069	$1,203,072	$1,199,717	$1,180,461	$1,195,335	$1,180,461
Interest Bearing Liabilities	$897,408	$886,474	$918,126	$920,716	$894,697	$897,408	$894,697
Shareholders' equity	$135,969	$134,222	$129,553	$141,114	$147,662	$135,969	$147,662
Tier 1 Capital (Bank)	$135,470	$132,565	$129,935	$143,123	$140,131	$135,470	$140,131
Total Shares Outstanding	22,875,505	22,870,082	22,860,794	22,777,882	22,736,116	22,875,505	$22,736,116

AVERAGE BALANCES
Loans and leases	$686,259	$672,849	$656,550	$654,077	$652,163	$671,995	$632,608
Total earning assets	$1,220,620	$1,215,360	$1,229,947	$1,230,134	$1,234,255	$1,221,946	$1,226,871
Total assets	$1,324,723	$1,316,081	$1,329,128	$1,326,623	$1,329,284	$1,323,295	$1,326,739
Deposits	$1,187,768	$1,183,645	$1,194,296	$1,174,024	$1,178,941	$1,188,546	$1,172,441
Interest Bearing Liabilities	$895,376	$904,581	$917,125	$891,510	$905,082	$905,615	$917,300
Shareholders' equity	$135,188	$131,015	$131,171	$148,765	$146,926	$132,473	$143,776

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended September 30,		Nine Months Ended Date September 30,
Dollars in thousands (except per share data)	2017	2016	2017	2016
Interest Income
Interest and fees on loans	$8,095	$7,538	$23,168	$21,752
Interest on investment securities-
Tax-exempt	327	316	943	924
Taxable	2,054	1,970	6,507	6,714
Interest on balances due from banks	182	171	392	450
Total interest income	10,658	9,995	31,010	29,840

Interest Expense
Interest on deposits	427	480	1,317	1,483
Interest on borrowed funds	-	-	3	308
Total interest expense	427	480	1,320	1,791

Net Interest Income	10,231	9,515	29,690	28,049
Provision For Loan Losses	-	(700)	(200)	(1,200)

Net Interest Income After
Provision For Loan Losses	10,231	10,215	29,890	29,249

Other Income
Income from wealth management services	1,155	1,145	3,830	3,347
Service charges and other fees	1,076	1,118	3,136	3,142
Debit Card income	719	721	2,147	2,130
Net gain on sales of securities	150	87	227	2,159
Net gain (loss) on other real estate owned	7	(4)	(89)	(61)
Origination fees on mortgage loans sold	87	149	261	415
Bank Owned Life Insurance income	377	352	1,130	1,069
Other	464	471	1,583	1,507
Total other income	4,035	4,039	12,225	13,708

Other Expenses
Salaries and employee benefits	5,313	5,514	16,020	16,531
Occupancy expense	694	668	2,124	2,002
Equipment expense	783	731	2,271	2,141
Marketing expense	375	280	961	825
Professional fees	570	459	1,779	1,667
EFT/ATM expense	256	235	763	781
Other real estate owned expense	33	35	95	129
FDIC deposit insurance assessment	107	179	321	539
Bonding and other insurance expense	120	118	367	454
Telephone expense	83	95	302	312
Other	616	660	2,017	1,948
Total other expenses	8,950	8,974	27,020	27,329

Profit Before Income Taxes	5,316	5,280	15,095	15,628
Income Tax Expense	1,383	1,593	4,342	4,705
Net Profit	$3,933	$3,687	$10,753	$10,923

Basic Earnings Per Common Share	$0.17	$0.16	$0.47	$0.48

Diluted Earnings Per Common Share	$0.17	$0.16	$0.47	$0.48

Dividends Declared Per Common Share	$0.06	$0.04	$0.86	$0.60

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
Dollars in thousands	September 30, 2017	December 31, 2016
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$21,959	$18,183
Interest bearing	6,532	34,589
Total cash and cash equivalents	28,491	52,772

Interest Bearing Time Deposits in Other Banks	16,946	18,946
Securities - Held to Maturity	34,029	40,741
Securities - Available for Sale	465,323	488,067
Federal Home Loan Bank stock - at cost	4,148	4,148
Loans held for sale	-	611

Loans	693,866	652,337
Allowance for Loan Losses	(8,010)	(8,458)
Loans - Net	685,856	643,879

Accrued interest receivable and other assets	24,416	24,901
Other Real Estate Owned	1,646	1,634
Bank Owned Life Insurance	59,594	54,415
Premises and Equipment - Net	26,903	27,169
Total assets	$1,347,352	$1,357,283

Liabilities
Deposits:
Non-interest bearing	$297,927	$279,001
Interest-bearing	897,408	920,716
Total deposits	1,195,335	1,199,717

Accrued interest payable and other liabilities	16,048	16,452
Total liabilities	1,211,383	1,216,169

Shareholders' Equity
Common stock (no par value)	22,718	22,562
Retained Earnings	117,773	126,079
Unearned Compensation	(20)	(4)
Accumulated other comprehensive loss	(4,502)	(7,523)
Total shareholders' equity	135,969	141,114
Total liabilities and shareholders' equity	$1,347,352	$1,357,283

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Julian J. Broggio
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com	julian.broggio@mbandt.com